UNISYS CORPORATION
                       CONSOLIDATED BALANCE SHEET
                               (Millions)
                                            June 30,   December 31,
                                              1999        1998
                                          ----------  ----------
Assets
Current assets
 Cash and cash equivalents                     $438.8      $604.3
 Accounts and notes receivable, net           1,201.4     1,232.0
 Inventories
   Parts and finished equipment                 216.1       263.6
   Work in process and materials                167.7       199.7
 Deferred income taxes                          459.8       428.8
 Other current assets                           103.1        88.3
                                           ----------  ----------
 Total                                        2,586.9     2,816.7
                                           ----------  ----------
Properties                                    1,662.9     1,720.5
 Less accumulated depreciation                1,110.5     1,139.6
                                           ----------  ----------
 Properties, net                                552.4       580.9
                                           ----------  ----------
Investments at equity                           193.4       184.6
Software, net of accumulated amortization       237.9       246.6
Prepaid pension cost                            888.1       833.8
Deferred income taxes                           694.4       694.4
Other assets                                    298.3       220.7
                                           ----------  ----------
 Total                                       $5,451.4    $5,577.7
                                           ==========  ==========

Liabilities and stockholders' equity
Current liabilities
 Notes payable                                  $62.0       $50.6
 Current maturities of long-term debt            24.2         4.0
 Accounts payable                               895.1       922.7
 Other accrued liabilities                    1,119.8     1,301.9
 Dividends payable                               12.6        26.6
 Estimated income taxes                         314.3       276.7
                                           ----------  ----------
 Total                                        2,428.0     2,582.5
                                           ----------  ----------
Long-term debt                                1,088.8     1,105.2
Other liabilities                               344.6       373.0
Stockholders' equity
 Preferred stock                                670.8     1,420.0
 Common stock                                     2.8         2.6
 Accumulated deficit                         (1,258.3)   (1,456.3)
 Other capital                                2,749.9     2,082.3
 Accumulated other comprehensive loss          (575.2)     (531.6)
                                           ----------  ----------
 Stockholders' equity                         1,590.0     1,517.0
                                           ----------  ----------
 Total                                       $5,451.4    $5,577.7
                                           ==========  ==========